Exhibit 99.1


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE               CONTACT:

Tremont Corporation                 Mark A. Wallace
1999 Broadway, Suite 4300           Vice President and Chief Financial Officer
Denver, Colorado  80202             303-296-5600


                  TREMONT DECLARES SECOND QUARTER 2000 DIVIDEND

         DENVER,  COLORADO . . . May 10, 2000 . . . Tremont  Corporation  (NYSE:
TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on June 30, 2000 to stockholders of record as of the close of business on June 15, 2000.

         Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through The Landwell Company.

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